Exhibit 99.1

News Release

Contact:	Investors and Analysts: Karin Demler, CCA at (615) 263-3005
Financial Media: Dave Gutierrez, Dresner Corporate Services at (312) 780-7204

CCA ANNOUNCES 2013 SECOND QUARTER FINANCIAL RESULTS

RAISING FULL-YEAR ADJUSTED DILUTED EPS GUIDANCE

FROM $1.91 - $1.98 TO $1.95 - $1.99

NASHVILLE, Tenn. – August 7, 2013 – CCA (NYSE: CXW) (the “Company” or “Corrections Corporation of America”), America’s largest owner of partnership correctional and detention facilities, announced today its financial results for the second quarter of 2013.

Second Quarter 2013 Financial Highlights

•	Diluted EPS $0.19, including debt refinancing and other charges

•	Adjusted Diluted EPS $0.52, up 36.8% over prior year second quarter

•	Normalized FFO Per Diluted Share $0.71, up 24.6% over prior year second quarter

•	AFFO Per Diluted Share $0.71, up 26.8% over prior year second quarter

For the second quarter of 2013, the Company generated Normalized FFO of $0.71 per diluted share compared to $0.57 per diluted share in the same period of 2012. Net income generated in the second quarter of 2013, after adjusting for debt refinancing costs, REIT conversion costs and asset impairment charges (Adjusted net income) increased 50.8% to $57.1 million, or $0.52 per diluted share, compared to $37.9 million, or $0.38 per diluted share generated in the second quarter of 2012. Second quarter 2013 financial results were impacted by a one-time tax benefit of approximately $5.0 million, or $0.05 per share, resulting from tax planning strategies implemented during the second quarter of 2013. This income tax benefit was offset by the Company’s decision to provide a Special Incentive Bonus totaling approximately $5.0 million, or $0.05 per share, to non-management level staff in lieu of merit increases in 2013. Per share amounts were also impacted by the issuance of 13.9 million shares of common stock in connection with the payment of the special dividend on May 20, 2013. Our conversion to a REIT resulting in a reduction in income tax expense, as well as a reduction in interest expense generated by debt refinancing transactions completed during the second quarter of 2013, were the primary contributors to the increases in Adjusted EPS, Normalized FFO, AFFO, and Adjusted Net Income.

CCA President and Chief Executive Officer, Damon Hininger, stated, “We are pleased with our second quarter financial results, our new three-year contract with the California Department of Corrections and Rehabilitation, and the increase in beds utilized by Oklahoma under our existing contract.”

10 Burton Hills Blvd., Nashville, Tennessee 37215

Second Quarter 2013 Financial Results

Revenue for the second quarter of 2013 totaled $434.0 million compared to $442.9 million in the second quarter of 2012. Revenue for the second quarter of 2013 reflects increases in revenue per compensated man-day and declines in populations from the United States Marshals Service, Texas, Kentucky, Puerto Rico and California, which were partially offset by increases in populations from Immigration and Customs Enforcement, Georgia, Idaho and Oklahoma.

Net operating income (total revenues less total operating expenses) totaled $119.7 million in the second quarter of 2013 compared to $126.3 million in the second quarter of 2012. The decline in net operating income reflects the $5.0 million Special Incentive Bonus as well as the change in revenues.

Adjusted net income, net operating income, FFO, Normalized FFO and AFFO, and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Special Dividend to Satisfy E&P Distribution

On May 20, 2013, CCA issued approximately 13.9 million new shares of its common stock in connection with the payment of the Company’s previously announced special dividend. The shares issued represented 80% of the total value of the $675 million special dividend. The remaining 20%, or $135 million of the special dividend, was paid in cash.

Guidance

The Company expects Adjusted Diluted EPS for the third quarter to be in the range of $0.45 to $0.47 and Adjusted Diluted EPS for fourth quarter to be in the range of $0.48 to $0.50, resulting in full year 2013 Adjusted Diluted EPS in the range of $1.95 to $1.99. The Company expects Normalized FFO for the full-year 2013 to be in the range of $2.65 to $2.69 per diluted share, while full-year 2013 AFFO Per Diluted Share is in the range of $2.58 to $2.66. One of the primary drivers of the decline in EPS from the second quarter to the third quarter is the increase in the weighted average shares outstanding resulting from the 13.9 million shares issued in May 2013 for the special dividend.

Our guidance currently assumes all of the approximately 1,500 inmates housed at our Red Rock facility at the end of June are returned to the custody of California by the end of the year to make space available for the state of Arizona under our previously announced new contract beginning in 2014. Although California is considering alternatives that could result in CCA retaining some or all of these inmates past December 31, 2013, we have left this assumption in place as California has not yet finalized its plans for these inmates. If we were to keep some or all of these inmates, costs incurred related to the relocation of these inmates would likely result in a relatively neutral impact on 2013 earnings guidance due to transportation costs and start-up costs associated with activating vacant housing units at partially occupied facilities or a completely vacant facility which would be necessary to provide a long-term solution for these inmates.

Second Quarter 2013 Financial Results

Guidance excludes REIT conversion costs, debt refinancing costs, asset impairments, transaction expenses associated with the acquisition of CAI, as well as the reversal of certain net deferred tax liabilities associated with the REIT conversion.

Per share guidance also reflects the impact of the 13.9 million shares issued in May 2013, as part of the special dividend. We expect weighted average shares outstanding of approximately 117 million in both the third and fourth quarters of 2013, and approximately 112 million for the full-year 2013.

During 2013, we expect to invest approximately $90.0 million to $105.0 million in capital expenditures, consisting of $45.0 million to $50.0 million in on-going prison construction and expenditures related to potential land acquisitions, $20.0 million to $25.0 million in maintenance capital expenditures on real estate assets, and $25.0 million to $30.0 million on capital expenditures on other assets and information technology. Capital expenditure guidance does not include the approximate $36 million acquisition of CAI.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the second quarter of 2013. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.cca.com under “Financial Information” of the Investors section.

The Second Quarter Investor Presentation will be available on our website beginning on or about August 30, 2013. Interested parties may access this information through our website at www.cca.com under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on August 8, 2013, to discuss our second quarter 2013 financial results and future outlook. To listen to this discussion, please access “Webcasts” on the Investors page at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 2:00 p.m. eastern time on August 8, 2013 through 2:00 p.m. eastern time on August 16, 2013, by dialing (888) 203-1112 or (719) 457-0820, pass code 9803906.

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We currently operate 68 facilities, including 53 facilities that we own or control, with a total design

Second Quarter 2013 Financial Results

capacity of approximately 92,000 beds in 20 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and community reentry services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment.

Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) our ability to meet and maintain REIT qualification tests; (ii) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy and overall utilization; (iii) the availability of debt and equity financing on terms that are favorable to us; (iv) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (v) our ability to obtain and maintain correctional facility management contracts, including as a result of sufficient governmental appropriations and as a result of inmate disturbances; (vi) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (vii) the outcome of California’s realignment program and utilization of out of state private correctional capacity; and (viii) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.

Second Quarter 2013 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	June 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$37,875	$62,897
Accounts receivable, net of allowance of $2,127 and $2,578, respectively	233,470	252,764
Current deferred tax assets	5,416	8,022
Prepaid expenses and other current assets	28,969	27,059

Total current assets	305,730	350,742

Property and equipment, net	2,538,825	2,568,791

Restricted cash	5,673	5,022
Investment in direct financing lease	6,500	7,467
Goodwill	11,158	11,988
Non-current deferred tax assets	9,035	—
Other assets	40,239	30,732

Total assets	$2,917,160	$2,974,742

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$228,022	$166,000
Income taxes payable	652	102
Current liabilities of discontinued operations	79	356

Total current liabilities	228,753	166,458

Long-term debt	1,150,000	1,111,545
Deferred tax liabilities	—	139,526
Other liabilities	37,218	35,593

Total liabilities	1,415,971	1,453,122

Commitments and contingencies

Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at June 30, 2013 and December 31, 2012, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 115,418 and 100,105 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	1,154	1,001
Additional paid-in capital	1,711,821	1,146,488
Retained (deficit) earnings	(211,786)	374,131

Total stockholders’ equity	$1,501,189	$1,521,620

Total liabilities and stockholders’ equity	$2,917,160	$2,974,742

Second Quarter 2013 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
REVENUE:
Owned and controlled properties	$348,889	$358,489	$690,663	$710,803
Managed only and other	85,092	84,377	169,042	167,368

	433,981	442,866	859,705	878,171

EXPENSES:
Operating:
Owned and controlled properties	234,903	238,614	464,347	474,351
Managed only and other	79,374	77,970	157,460	157,767

Total operating expenses	314,277	316,584	621,807	632,118
General and administrative	23,597	22,545	46,768	44,335
REIT conversion costs	1,763	550	9,824	600
Depreciation and amortization	28,097	28,302	55,727	56,689
Asset impairments	2,637	—	2,637	—

	370,371	367,981	736,763	733,742

OPERATING INCOME	63,610	74,885	122,942	144,429

OTHER EXPENSES:
Interest expense, net	11,912	14,729	24,478	31,619
Expenses associated with debt refinancing transactions	36,303	287	36,528	1,828
Other expense	(36)	41	65	53

	48,179	15,057	61,071	33,500

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	15,431	59,828	61,871	110,929

Income tax benefit (expense)	4,998	(22,494)	139,650	(41,553)

INCOME FROM CONTINUING OPERATIONS	20,429	37,334	201,521	69,376

Loss from discontinued operations, net of taxes	—	—	—	(362)

NET INCOME	$20,429	$37,334	$201,521	$69,014

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.19	$0.37	$1.94	$0.70
Loss from discontinued operations, net of taxes	—	—	—	—

Net income	$0.19	$0.37	$1.94	$0.70

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.19	$0.37	$1.91	$0.69
Loss from discontinued operations, net of taxes	—	—	—	—

Net income	$0.19	$0.37	$1.91	$0.69

REGULAR DIVIDENDS DECLARED PER SHARE	$0.48	$0.20	$1.01	$0.20

SPECIAL DIVIDENDS DECLARED PER SHARE	$6.66	$—	$6.66	$—

Second Quarter 2013 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$20,429	$37,334	$201,521	$69,014
Special items:
Expenses associated with debt refinancing transactions, net	33,092	179	33,299	1,144
Expenses associated with REIT conversion, net	1,641	343	9,118	376
Asset impairments, net	1,911	—	1,911	—
Income tax benefit for reversal of deferred taxes due to REIT conversion	—	—	(137,686)	—

Adjusted net income	$57,073	$37,856	$108,163	$70,534

Weighted average common shares outstanding - basic	107,400	99,570	103,755	99,431
Effect of dilutive securities:
Stock options	1,284	767	1,420	699
Restricted stock-based compensation	307	128	258	146

Weighted average shares and assumed conversions - diluted	108,991	100,465	105,433	100,276

Adjusted Diluted Earnings Per Share	$0.52	$0.38	$1.03	$0.70

Second Quarter 2013 Financial Results

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$20,429	$37,334	$201,521	$69,014
Depreciation of real estate assets	20,114	19,646	39,861	38,989

Funds From Operations	$40,543	$56,980	$241,382	$108,003
Expenses associated with debt refinancing transactions, net	33,092	179	33,299	1,144
Expenses associated with REIT conversion, net	1,641	343	9,118	376
Asset impairments, net	1,911	—	1,911	—
Income tax benefit for reversal of deferred taxes due to REIT conversion	—	—	(137,686)	—

Normalized Funds From Operations	$77,187	$57,502	$148,024	$109,523
Maintenance capital expenditures on real estate assets	(4,396)	(5,489)	(8,530)	(7,601)
Stock-based compensation	3,193	3,259	6,398	5,888
Amortization of debt costs and other non-cash interest	919	1,071	1,966	2,224

Adjusted Funds From Operations	$76,903	$56,343	$147,858	$110,034

Normalized Funds From Operations Per Diluted Share	$0.71	$0.57	$1.40	$1.09

Adjusted Funds From Operations Per Diluted Share	$0.71	$0.56	$1.40	$1.10

CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS PER SHARE GUIDANCE

	For the Quarter Ending September 30, 2013		For the Year Ending December 31, 2013
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Adjusted net income	$52,500	$54,500	$217,000	$221,500
Depreciation on real estate assets	19,000	20,000	78,500	78,500

Funds From Operations	$71,500	$74,500	$295,500	$300,000

Other non-cash expenses	4,100	4,200	16,500	16,500
Maintenance capital expenditures on real estate assets	(7,000)	(8,000)	(25,000)	(20,000)

Adjusted Funds From Operations	$68,600	$70,700	$287,000	$296,500

Funds From Operations Per Diluted Share	$0.61	$0.64	$2.65	$2.69

Adjusted Funds From Operations Per Diluted Share	$0.59	$0.60	$2.58	$2.66

Second Quarter 2013 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

FFO and AFFO are widely accepted non-GAAP supplemental measures of REIT performance following the standards established by the National Association of Real Estate Investment Trusts (NAREIT). CCA believes that FFO and AFFO are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s correctional facilities, management believes that assessing performance of the Company’s correctional facilities without the impact of depreciation or amortization is useful. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and budgetary conditions. Other companies may calculate FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.